                                                                    Exhibit 21.1

                           SUBSIDIARIES OF REGISTRANT

                                                                                   Jurisdiction of
                  Name                                                              Incorporation
                  ----                                                              -------------
Keyboard Acceptance Corporation                                                         Delaware

The Wurlitzer Company                                                                   Delaware

Baldwin Trading Company                                                                 Ohio

Signature Leasing Company                                                               Ohio

The Baldwin Piano Company                                                               Canada
         (Canada) Limited

Fabricantes Tecnicos, S.A.                                                              Mexico

Servicios Baldwin, S.A.                                                                 Mexico

Immobiliaria Baldwin, S.A.                                                              Mexico

Korean American Musical Instrument                                                      Korea
         Corporation